Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated December 14, 2023, with respect to the consolidated financial statements of Sonnet BioTherapeutics Holdings, Inc., incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Philadelphia, Pennsylvania

December 22, 2023